Exhibit 13.1
Certification
Pursuant to Section 302
The Sarbanes-Oxley Act of 2002
Each of Christopher Naughton, Managing Director, and David Ross Seaton, Chief Financial Officer of Novogen Limited, a New South Wales corporation (the “Company”), hereby certifies that:
(1)	The Company’s periodic report on form 20-F for the period ended June 30, 2008 (the “Form 20-F”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

Managing Director	Chief Financial Officer

/s/ Christopher Naughton	/s/ David Seaton
Christopher Naughton	David Seaton

Date: November 28, 2008	Date: November 28, 2008